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                                                                        EX 23(B)

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Proffitt's, Inc. on Form S-4 our report dated March 3, 1995 of Younkers, Inc., appearing in and incorporated by reference in the Annual Report on Form 10-K of Proffitt's Inc. for the year ended February 3, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
Des Moines, Iowa
December 30, 1996